SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            HUGHES SUPPLY, INC.
              (Name of Registrant as Specified in Its Charter)

           Maguire, Voorhis & Wells, P.A., counsel to Registrant
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ___________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ___________________________________________

     3)   Filing Party:
     ___________________________________________

     4)   Date Filed:
     ___________________________________________



                            HUGHES SUPPLY, INC.
                           20 North Orange Avenue
                                 Suite 200
                           Orlando, Florida 32801

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held May 23, 1995

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation, will be held at Sun Bank Center, Park Building, Sun Room, Third Floor, 200 South Orange Avenue, Orlando, Florida, on Tuesday, May 23, 1995, at 10:00 a.m., local time, for the following purposes:

     1.   To elect 3 of the 10 directors of the Company;

     2. To approve the stock award provisions of the Senior Executives' Long-Term Incentive Bonus Plan;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 24, 1995, as the record date for the determination of the holders of shares of the Company's common stock entitled to notice of and to vote at the Annual Meeting of Shareholders.

     Whether or not you expect to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy in the enclosed envelope.

                              By Order of the Board of Directors,

                              /s/ Robert N. Blackford
                              Robert N. Blackford, Secretary
Orlando, Florida
April 17, 1995

PLEASE FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                            HUGHES SUPPLY, INC.
                           20 North Orange Avenue
                                 Suite 200
                           Orlando, Florida 32801
                              ________________

                              PROXY STATEMENT

                       Annual Meeting of Shareholders
                          To Be Held May 23, 1995
                              ________________

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 23, 1995, or any adjournment thereof. The Company's Annual Report to shareholders for the fiscal year ended January 27, 1995, accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, form of proxy and the Annual Report have been sent or given to shareholders of the Company beginning approximately April 17, 1995.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time before it is exercised by attending and voting in person at the meeting or by giving written notice of revocation to the Company provided that such notice is actually received by the Company prior to the date of the meeting. Any shareholder of record on the record date attending the meeting may vote in person whether or not such shareholder has previously filed a proxy. All shares represented by properly executed proxies received in time for the meeting will be voted as directed by the shareholders.

     Solicitation of proxies will be made by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material regarding the Annual Meeting to beneficial owners. Following the original solicitation by mail, further solicitation in person or by telephone or telegraph, may be made by certain directors, officers or regular employees of the Company who will not receive additional compensation for soliciting proxies.

     On March 24, 1995, the record date for shareholders entitled to vote at the Annual Meeting, there were 6,153,424 shares of the Company's common stock outstanding. Each such share is entitled to one vote.

                           ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three approximately equal classes of directors serving staggered three-year terms. Approximately one-third of the Board is elected at each annual meeting. Three of the Company's ten directors have been nominated for election at the 1995 Annual Meeting. The present term of office of each of the other seven directors continues after the 1995 Annual Meeting.

     The present term of office of each of the directors in Class II expires at the 1995 Annual Meeting. The affirmative vote of a majority of the shares entitled to vote at the 1995 Annual Meeting is required for the election of the directors to fill the terms of the directors in Class II. The following persons, each of whom is presently serving as a director in Class II, have been selected by the Board of Directors to be nominated for election as directors in Class II.


Nominees for Election as Directors


          Class II (term of office expiring May, 1998)


                              John D. Baker II
                             Clifford M. Hames
                            Herman B. McManaway


     A listing of the positions held in the Company, principal occupations, the year and month service as a director began, and the shares of stock in the Company beneficially owned by each nominee is set forth under "Directors and Nominees for Election as Directors of the Company" following this section.

     It is the intention of the persons named in the accompanying form of proxy to nominate, and unless otherwise directed, to vote such proxies for the election of the nominees named above as directors in Class II. In the event that any of the persons named above should become unable to accept nomination for election, proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any substitute nominees will be required.


Directors and Nominees for Election as Directors of the Company

     The following table lists by class each person named as a nominee for election as director and each director whose present term continues after the 1995 Annual Meeting. The table also includes the age, principal occupation and business experience for the past five years, positions and offices held with the Company, month and year service as a director began, and the number and percentage of shares of common stock of the Company beneficially owned as of March 24, 1995, for each such person. Unless otherwise indicated by footnote, directors have sole voting and investment power with respect to shares shown in the table as beneficially owned.

                       Principal
    Name, Age,      Occupation and                      Shares of Stock
   Positions and       Business                          Beneficially         Percent
   Offices Held     Experience for      Served as         Owned as of           of
 with the Company   Past Five Years   Director Since    March 24, 1995         Class

                                     Directors Class I
                            Term of Office Expires:  May, 1997

 Robert N.           Attorney,Maguire,   December,           21,437(5)        ---(6)
 Blackford, 58,      Voorhis & Wells,    1970
 Secretary,          P.A.
 Director(1)(2)
 (3)(4)

 A. Stewart Hall,    President of the    March, 1994         59,372(7)        1.0(6)
 Jr.52, President,   Company (March,                              (8)
 Director(1)         1994-Date);
                     Executive Vice
                     President of the
                     Company (January,
                     1988-March, 1994)

 Russell V. Hughes,  Vice President of   May, 1964          313,920(7)        5.1(6)
 69, Vice            the Company                              (8)(10)
 President,
 Director(1)(9)

 Donald C. Martin,   Consultant to the   August, 1993       274,397(5)        4.5(6)
 58, Consultant,     Company (July,                               (8)
 Director(11)(12)    1993-Date);
 (13)                President,
                     Electrical
                     Distributors,
                     Inc. (1963-June,
                     1993)

                                    Directors Class II
                            Term of Office Expires: May, 1995*

 *John D. Baker      President,          March, 1994          6,500(5)        --(6)
 II, 46,             Florida Rock
 Director(11)        Industries, Inc.
 (12)(14)            (May, 1989-Date)

 *Clifford M.        Retired (Since      February, 1972      20,544(5)        --(6)
 Hames, 69,          January, 1989);
 Director            formerly Vice
 (3)                 Chairman of the
                     Board, Sun Bank,
                     National
                     Association

 *Herman B.          Retired (Since      October, 1985       29,500(5)        --(6)
 McManaway, 69,      January, 1988);
 Director            formerly Vice
 (2)(3)(15)          President of
                     Ruddick
                     Corporation &
                     President of
                     Ruddick
                     Investment Co.

                                    Directors Class III
                             Term of Office Expires: May, 1996

 John B. Ellis,      Retired (Since      November, 1986      24,500(5)        --(6)
 70, Director        January, 1986);
 (2)(11)(12)(16)     formerly Senior
                     Vice President-
                     Finance and
                     Treasurer,
                     Genuine Parts
                     Company

 David H. Hughes,    Chairman of the     August, 1968       333,074(7)        5.4(6)
 51, Chairman of     Board and Chief                        (8)(10)(18)
 the Board, Chief    Executive
 Executive           Officer
 Officer and         (November, 1986-
 Director            Date); President
 (1)(9)(17)          of the Company
                     (April, 1972-
                     March, 1994)

 Vincent S.          Vice President      April, 1966        333,070(7)        5.4(6)
 Hughes, 54, Vice    of the Company                         (8)(10)(18)
 President,
 Director (1)(9)


_______________________________
*    Nominee  for election as  a director  in Class  II at the  1995 Annual
     Meeting; present term of office as a director expires on May 23, 1995.

(1)  Member Executive Committee.

(2)  Member of Directors' Stock Option Plan Committee.

(3)  Member of Audit Committee.

(4)  Mr. Blackford is a member of a law firm which the Company has retained
     during  the last  fiscal  year and  currently retains.    See "Certain
     Transactions with Management."

(5) Includes the number of shares subject to options granted under the Directors' Stock Option Plan for nonemployee directors as follows:
     Robert N. Blackford,  17,500; Donald C. Martin,  2,500; John D.  Baker
     II,  2,500; Clifford  M. Hames, 17,500;  Herman B.  McManaway, 17,500;
     John B. Ellis, 17,500.

(6) Calculated on the basis of 6,153,424 shares of the Company's common stock outstanding and with respect to each Director who holds options, the shares subject to options granted to such director which have been deemed outstanding for the purpose of computing his percentage.
     Figures shown only for those directors whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(7)  The  number  of  shares  shown  following  the  name  of  each  person identified below  in this footnote  may be  deemed to be  beneficially owned by such person  and is included in the number of shares shown to
     be  beneficially owned  by  such  person  in the  above  table.    The
     following  listing sets forth the number  of shares subject to options respectively held by each of the following persons under the Company's
     1988 Stock  Option Plan:   A.  Stewart Hall,  Jr., 43,570;  Russell V.
     Hughes,  22,625; David H.  Hughes, 44,970; Vincent  S. Hughes, 26,175.
     The  aggregate number of shares credited  to the accounts of each such person under the Company's  Employee Stock Ownership Plan ("ESOP")  is
     as follows:   A. Stewart Hall,  Jr., 2,499; Russell  V. Hughes, 1,249;
     David  H. Hughes,  4,210;  Vincent S.  Hughes, 2,768.    The indicated
     persons are considered to have sole voting power and shared investment power with respect to the shares credited to  their accounts under the
     ESOP.  Such persons are also beneficiaries under the Company's Cash or
     Deferred Profit  Sharing Plan  ("Plan") which  holds 30,499  shares as
     unallocated assets  of  the Plan.   Such  persons disclaim  beneficial
     ownership of  any of  the shares  held by the  Plan and  none of  such shares are included in the table above as owned by such persons.

(8) The number of shares shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: Russell V.
     Hughes,  273,516; Donald C. Martin,  56,569; David H. Hughes, 129,070;
     Vincent S. Hughes,  147,033; (ii) shared investment  power: A. Stewart
     Hall,  Jr.,  2,499;  Russell  V. Hughes,  274,765;  Donald  C. Martin,
     56,569; David H. Hughes, 133,280; Vincent S. Hughes, 149,801.

(9)  Each  of the indicated directors is  an executive officer and director
     of,  and  owns  a one-third  equity  interest  in,  Hughes,  Inc.,   a
     corporation  to which  the  Company makes  payments for  the  lease of certain properties.  See "Certain Transactions with Management."

(10) Includes 40,645 shares held by Hughes, Inc., the corporation described in footnote (9) above. Russell V. Hughes, David H. Hughes and Vincent
     S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each such person.

(11) Member 1988 Stock Option Plan Committee.

(12) Member of Compensation Committee.

(13) Mr. Martin provides consulting services to the Company under a Consulting Agreement and leases property to the Company under a Lease
     Agreement.  See "Certain Transactions with Management."

(14) Mr. Baker is also a director of Florida Rock Industries, Inc., and FRP
     Properties, Inc.

(15) Mr. McManaway is also a director of Versa Technologies, Inc.

(16) Mr. Ellis is also a director of Interstate/Johnson Lane, Inc., Flowers
     Industries, Inc.,  Oxford Industries,  Inc.,  Scotty's, Inc.,  Genuine
     Parts Company, Intermet Corporation, and Integrity Music, Inc.

(17) David H. Hughes is also a director of SunTrust Banks, Inc.

(18) Includes 86,507 shares held by three trusts of which David H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each David H. Hughes and Vincent S. Hughes.

Vote Required for Election as a Director

     The affirmative vote of a plurality of the votes cast by the shares entitled to vote at the 1995 Annual Meeting is required for the election of the directors.

     The Board of Directors recommends a vote FOR the election as a director of each of the above nominees and all proxies will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.

Ownership of Securities by Certain Beneficial Owners

     As of March 24, 1995, there were 6,153,424 shares of the Company's common stock outstanding. The following table sets forth information with respect to each person believed by management to have been the beneficial owner of more than 5% of the outstanding common stock of the Company as of March 24, 1995, based upon the statements filed by such persons and referred to in the footnotes to the table. Unless otherwise indicated by footnote, such persons have sole voting and investment power with respect to shares shown in the table as beneficially owned.


   Name and Address of      Amount and Nature of          Percent of
     Beneficial Owner       Beneficial Ownership           Class(1)
 David H. Hughes
 20 North Orange Avenue
 Suite 200
 Orlando, Florida            333,074 Shares(2)                5.4

 Vincent S. Hughes
 20 North Orange Avenue
 Suite 200
 Orlando, Florida            333,070 Shares(2)                5.4

 Russell V. Hughes
 20 North Orange Avenue
 Suite 200
 Orlando, Florida            313,920 Shares(2)                5.1

 SunTrust Banks, Inc.
 25 Park Place, N.E.
 Atlanta, Georgia            443,857 Shares(3)                7.2

 The Employers'
 Retirement Plan of
 Consolidated Electrical
 Distributors, Inc.
 1516 Pontius Ave #201
 Los Angeles, California     921,062 Shares(4)               15.0

 Dimensional Fund
 Advisors, Inc.
 1299 Ocean Avenue
 11th Floor                  330,150 Shares(5)                5.4
 Santa Monica, Ca.
 ___________________
(1) Based upon total outstanding shares of 6,153,424 at March 24, 1995, and with respect to the beneficial owners noted in the table, the shares represented by options have also been deemed outstanding for the purpose of computing such beneficial owner's percentage.

(2)  See "Directors and  Nominees for Election as Directors of the Company"
     for   information  concerning   such  beneficial   owner's  beneficial
     ownership of shares of the Company.

(3) Excludes an aggregate of 86,507 shares held in three trusts by Sun Bank, N.A. as co-trustee with David H. Hughes and Vincent S. Hughes and 211,608 shares held in a trust by Sun Bank, N.A. as co-trustee with Russell V. Hughes. The shares held by each of these trusts are shown in the table as beneficially owned by the co-trustees other than SunTrust Banks, Inc. Also excludes 4,210 shares, 2,768 shares and 1,249 shares, respectively, held for the accounts of David H. Hughes, Vincent S. Hughes and Russell V. Hughes in the ESOP by Sun Trust Bank, as trustee. See Note (2) above. The reported shares are held by one or more bank subsidiaries of Sun Banks, Inc. and Trust Company of Georgia, subsidiaries of SunTrust Banks, Inc., in various fiduciary and agency capacities. In Amendment No. 9 to Schedule 13G dated January 26, 1995, filed with the Securities and Exchange Commission, SunTrust Banks, Inc. reported aggregate beneficial ownership of 750,199 shares; sole voting power with respect to 306,703 shares; shared voting power with respect to 211,608 shares; sole dispositive power with respect to 396,017 shares; and shared dispositive power with respect to 139,867 shares. SunTrust Banks, Inc. and its subsidiaries disclaim any beneficial interest in the shares reported. The shares reported by SunTrust Banks, Inc. are believed to include, among others, shares beneficially owned by David H. Hughes, Vincent S. Hughes, Russell V. Hughes, the Company's Cash or Deferred Profit Sharing Plan and Employee Stock Ownership Plan.

(4) Amendment No. 13 to Schedule 13D dated January 27, 1995, filed with the Securities and Exchange Commission by The Employees' Retirement Plan of Consolidated Electrical Distributors, Inc. (the "Plan"), reported aggregate beneficial ownership of 921,062 shares. Of the shares reported, the 214,926 shares were reported as held by the Plan with sole voting and dispositive power, and 706,136 shares were reported as held with shared voting and dispositive power.

(5) Schedule 13G dated January 30, 1995, filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc.. reported sole voting power with respect to 228,900 shares; and sole dispositive power with respect to 330,150 shares and no shared voting or dispositive power with respect to any shares.

Ownership of Securities by Officers and Directors

     The following table indicates the beneficial ownership of common stock of the Company as of March 24, 1995 of the Chief Executive Officer, each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, and all directors (including nominees for election as directors) and officers of the Company as a group.


                            Shares and Nature of
     Beneficial Owner       Beneficial Ownership       Percent of Class

 David H. Hughes                   333,074(1)               5.4(2)

 A. Stewart Hall, Jr.               59,372(1)               1.0(2)
 Jasper L. Holland, Jr.             27,562(3)                __(2)

 Clyde E. Hughes III                26,366(4)                __(2)

 Vincent S. Hughes                 333,070(1)               5.4(2)

 All Directors and               1,414,581(5)              21.7(9)
 Officers as a Group (17            (6)(7)(8)
 persons)(1)


(1) See "Directors and Nominees for Election as Directors of the Company" for information concerning such beneficial owner's beneficial owner-ship of shares of the Company.

(2) Calculated on the basis of 6,153,424 shares of the Company's common stock outstanding and with respect to each of the persons noted above, the shares subject to options granted to such person which have been deemed outstanding for the purpose of computing his percentage. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(3) Includes 2,492 shares held by the Company's ESOP and 22,610 shares represented by unexercised options under the Company's 1988 Stock Option Plan. Mr. Holland is considered to have sole voting and investment power with respect to 25,070 shares, and shared investment power with respect to 2,492 shares.

(4) Includes 1,851 shares held by the Company's ESOP and 14,000 shares represented by unexercised options under the Company's 1988 Stock Option Plan (Mr. Hughes disclaims beneficial ownership with respect to 6,000 of these shares which are subject to options not exercisable in
     1995). Mr. Hughes is considered to have sole voting power with respect to 25,633 shares, sole investment power with respect to 23,782 shares, and shared investment power with respect to 2,584 shares.

(5) Includes 86,507 shares held by three trusts of which David H. Hughes and Vincent S. Hughes are co-trustees and with respect to which they share voting and dispositive power and 40,645 shares owned by Hughes, Inc. with respect to which David H. Hughes, Vincent S. Hughes and Russell V. Hughes share voting and dispositive power. The multiple reporting of beneficial ownership by the foregoing persons with respect to the shares held by the three trusts and the shares owned by Hughes, Inc. set forth in the tabular information under "Directors and Nominees for Election as Directors of the Company" elsewhere in this Proxy Statement has been eliminated from the group ownership shown in the table above.

(6) Includes an aggregate of 277,723 shares subject to unexercised stock options under the Company's 1988 Stock Option Plan held by directors and officers of the Company as a group and 75,000 shares subject to unexercised stock options under the Company's Directors' Stock Option Plan held by nonemployee directors of the Company as a group.

(7) Includes an aggregate of 18,568 shares credited to the accounts of directors and officers of the Company under the ESOP.

(8) Sole voting power with respect to 975,457 shares, shared voting power with respect to 439,124 shares, sole investment power with respect to 956,889 shares and shared investment power with respect to 457,692 shares.

(9) Calculated on the basis of 6,506,147 shares, including 6,153,424 shares of the Company's common stock outstanding and 352,723 shares subject to options which have been deemed outstanding for the purpose of computing such percentage.

Board of Directors' Meetings and Attendance

     During the last fiscal year, the Board of Directors of the Company held a total of seven meetings. No member of the Board attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served.

Family Relationships Between Certain Directors

     The following  family  relationships exist  between  directors of  the
Company:

     David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.

Committees of the Board of Directors

     The Board of Directors of the Company has standing Executive, Audit, Compensation, 1988 Stock Option Plan, and Directors' Stock Option Plan Committees. Members of the standing committees of the Board are indicated by the footnotes to the table under "Directors and Nominees for Election as Directors of the Company" above. The Company does not have a nominating committee.

     The Executive  Committee has authority  to act  on matters of  general
corporate governance  when the  Board  is not  in session.   The  Executive
Committee did not meet during the last fiscal year.

     The Audit Committee met six times during the last fiscal year. At its meetings, the Committee made its recommendation to the Board of Directors with respect to the terms of engagement and the selection of the Company's independent auditors for the fiscal year ended January 27, 1995, and considered the recommendations of the Company's independent auditors with respect to internal accounting controls, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's internal audit staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

     The Compensation Committee met four times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. Information with respect to the Committee's recommendation for the last fiscal year is set forth elsewhere in this proxy statement under "Compensation Committee Report on Executive Compensation."

     The 1988 Stock Option Plan Committee met two times during the last fiscal year and made recommendations to the Board of Directors with respect to grants of options under the Plan.

     The Directors' Stock Option Plan Committee met one time during the last fiscal year and made recommendations to the Board of Directors with respect to the amendment of the Directors' Stock Option Plan as voted and approved by the shareholders at the 1994 Meeting of Shareholders.

Cash Compensation of Directors

     Nonemployee directors of the Company receive an annual retainer of $15,000 and attendance fees of $1,000 for each Board meeting attended in person or $250 for each Board meeting attended by conference telephone. For each meeting of a committee of the Board such nonemployee directors receive an attendance fee of $500 for attendance in person or $250 for attendance by conference telephone. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, John B. Ellis, Clifford M. Hames, Herman B. McManaway and Donald C. Martin served as nonemployee directors and received nonemployee director's fees during the fiscal year ended January 27, 1995.


Directors' Stock Option Plan

     The Company's Directors' Stock Option Plan presently provides for the granting to nonemployee directors of options (which are not incentive stock options within the meaning of Section 422A of the Internal Revenue Code) for the purchase of an aggregate of up to 135,000 shares of common stock of the Company. Under the terms of the Plan, options for the purchase of 12,000 shares were granted as of January 24, 1989, the date of adoption of the Plan, and options for an additional 12,000 shares were granted at each of the annual meetings of the Board of Directors following the 1990, 1991, 1992 and 1993 annual meetings of the shareholders. Options for the purchase of 15,000 shares were granted at the annual meeting of the Board of Directors following the 1994 annual meeting of shareholders. The options granted in 1989, 1990, 1991, 1992, 1993 and 1994 were granted at option prices of $17.625 per share, $15.00 per share, $12.625 per share, $12.00 per share, $16.25 per share, and $25.375 per share; respectively, and were divided equally among the nonemployee directors participating on each such grant date. Options have been granted with respect to 75,000 of the shares authorized for options under the Plan. Options granted under the Plan expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee director or under other circumstances set forth in the Plan. Options are granted for the purchase of shares at a purchase price of 100% of the current market value of the Company's common stock on the date of the grant.

     The following table sets forth the aggregate numbers of shares of common stock of the Company subject to stock options granted and outstanding as of March 24, 1995, under the Directors' Stock Option Plan to the named participants and to all such participants as a group, the average per share exercise prices applicable to such shares, and the net values
(market value less exercise price) for such shares realized during the fiscal year ended January 27, 1995.

                       Aggregate                    Net Value
                       Number of       Average    Realized During
                    Shares Subject    Per Share    Fiscal Year
Name of Person or   to Options at     Exercise     Year Ended
Identity of Group  January 27, 1995     Price    January 27, 1995

John D. Baker II       2,500            $25.38         None

Robert N. Blackford   17,500             16.23         None

John B. Ellis         17,500             16.23         None

Clifford M. Hames     17,500             16.23         None

Donald C. Martin       2,500             25.38         None

Herman B.             17,500             16.23         None
McManaway

All Participants      75,000             16.84         None
as a Group
(6 persons)


                EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

     Executive officers are elected annually by the Board of Directors following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board. The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company for at least five years.

Name                          Information About Executive Officers

David H. Hughes               Chairman  of  the Board  and  Chief Executive
                              Officer  of  the  Company.   Until  March 24,
                              1994, Mr. Hughes also served as President of the Company. He is 51 years of age.

A. Stewart Hall, Jr.          President of  the Company.   Until  March 24,
                              1994,  Mr.  Hall  served  as  Executive  Vice
                              President of the Company. He is 52 years of age.

Jasper L. Holland, Jr.        Vice President and a  Regional Manager of the
                              Company.  Mr. Holland is 53 years of age.

Clyde E. Hughes III           Vice  President and a Regional Manager of the
                              Company.  Until  June  1,  1994,  Mr.  Hughes
                              served as Regional Manager for the Electrical
                              Region of  the Company.   He is  47 years  of
                              age.

Vincent S. Hughes             Vice  President  of  Utility  Sales  for  the
                              Company.  Mr. Hughes is 54 years of age.

Russell V. Hughes             Vice President of the Company.  Mr. Hughes is
                              69 years of age.

Kenneth H. Stephens           Vice President and a Regional Manager of  the
                              Company.  Mr. Stephens is 54 years of age.

Sidney J. Strickland, Jr.     Vice    President    of    Purchasing     and
                              Administration of the Company.   Until August
                              17, 1994, Mr. Strickland served as Director of Corporate Services of the Company. Mr.
                              Strickland is 45 years of age.

Gradie E. Winstead, Jr.       Vice  President and a Regional Manager of the
                              Company.  Until  June 1,  1994, Mr.  Winstead
                              served as Regional Manager for the Industrial
                              Water  & Sewer  Region of  the Company.   Mr.
                              Winstead is 45 years of age.

Peter J. Zabaski              Vice President and a  Regional Manager of the
                              Company.   Until June  1,  1994, Mr.  Zabaski
                              served   as   President   of   a   subsidiary
                              operation.  Mr. Zabaski is 47 years of age.

J. Stephen Zepf               Chief  Financial Officer and Treasurer of the
                              Company.  Mr. Zepf is 45 years of age.

Report and Graph Not Incorporated in Previous Filings

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.


          Compensation Committee Report on Executive Compensation

Introduction

     The  compensation  of  the  Company's  executive  management group  is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee of the Board. The members of the Committee are nonemployee directors appointed to the Committee by the Board immediately following the Annual Meeting of Shareholders. Since the 1994 Annual Meeting, the members consisted of John B. Ellis, John D. Baker II and Donald C. Martin. During the last fiscal year, the executive management group included the eleven executive officers (five of whom are also regional managers) and the chief executive officers of four of the Company's major subsidiaries. The recommendations of the Committee with respect to executive management compensation for the last fiscal year were made by the Committee and adopted by the Board on March 24, 1994, May 24, 1994 and August 17, 1994.

Compensation Policy and Committee Recommendation

     The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases shareholder value. To achieve this goal, the Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation the Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other members of the executive management group.

Compensation Program

     The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. Each of these components is discussed in the remainder of this report.

     Information with respect to the compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a performance graph illustrating cumulative share return with respect to the Company's common stock are set forth elsewhere in this proxy statement following this Committee report.



     Base Salaries

     Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Committee's recommendation with respect to base salaries was based upon the Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each member of the executive management group, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

     Annual Incentive Plans

     The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon results of operations determined by applying a percentage, fixed in accordance with the Company's profit plans, to the base salaries of the participants. The designation of the annual bonus plan participants, the operations of the Company which will be measured to determine the bonus payments to the participants, and the profit plans which will be applicable to such operations are established annually by the Board of Directors upon the recommendation of the Committee.

     With respect to each specific bonus plan, the Committee recommended ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance and recommended as participants those executives who are in positions most responsible for the success of the Company. Each of the members of the Company's executive management group was recommended by the Committee and designated by the Board as a participant in a specific annual bonus plan during the last fiscal year.

     Long-Term Incentive Plans

     The Company's Chief Executive Officer, President, and Chief Financial Officer also participate in certain senior executives' long-term incentive plans which are intended to motivate and reward sustained performance. Under each of these plans an incentive bonus is paid if the designated Company earnings goal is met during the designated performance period of three or more fiscal years. Such bonus payments, in each case, are determined by applying a percentage, based upon achievement of the Company's applicable profit plan, to the base salaries of the participants.

     During the last fiscal year the Board, upon the recommendation of the Committee, adopted a senior executives' long-term incentive plan for fiscal year 1997 which specified the three fiscal year period up to and including the Company's fiscal year to be ended January 24, 1997 as the designated performance period of the plan. Under this plan each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and common stock. The stock payment provision of this plan is subject to shareholder approval at the 1995 Annual Meeting as a part of the Senior Executives' Long-Term Incentive Bonus Plan. During the last fiscal year the designated officers also participated in similar senior executives' long-term incentive plans adopted in previous fiscal years.

     Stock Plans

     The Company's stock plans in the executive compensation program, including the 1988 Stock Option Plan and the Employee Stock Ownership Plan, are intended as incentives to enhance shareholder values by providing to plan participants an opportunity to benefit from increases in the value of the Company's common stock.

     Participation under the 1988 Stock Option Plan is limited to key employees of the Company and its subsidiaries. Under the plan options are granted to key employees of the Company and its subsidiaries who are recommended by the Board's 1988 Stock Option Plan Committee and approved by the Board. Selected members of the executive management group received options under the plan during the last fiscal year.

     The Employee Stock Ownership Plan is a broad based plan for the employees of the Company and certain of its subsidiaries. The Company's contribution to the plan for the last fiscal year is allocated among the plan participants.

     Retirement Plans

     The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan and the Cash or Deferred Profit Sharing Plan, are intended to encourage and reward long-time employment with the Company.

     The Supplemental Executive Retirement Plan was adopted on September 30, 1986. Six of the executive officers, all of those who were fifty five years of age or younger on the date of adoption of the plan, are participants under the plan. No action was taken by the Committee or the Board with respect to the plan during the last fiscal year.

     The Cash or Deferred Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the members of the executive management group is a participant under the plan. Participants may make limited contributions under the plan by salary reduction. Contributions by the Company under the plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company did not make any discretionary contribution under the plan for the last fiscal year.

Compensation of the Chief Executive Officer

     Mr. David H. Hughes, the Company's Chief Executive Officer, is eligible to participate in the same components of the executive management compensation program available to the other members of the executive management group described above and the recommendation of the Compensation Committee with respect to Mr. Hughes' compensation was determined in the manner outlined above with respect to the executive management group. For the last fiscal year his cash compensation was $315,000. Performance driven incentives accounted for 33% of this amount. Mr. Hughes had a base salary of $210,000, which the Committee believes is a conservative salary in comparison to his peers in the industry. Mr. Hughes' base salary was increased from $180,000 during the last fiscal year to compensate him in a manner more consistent with his responsibilities.

     Submitted by the Compensation Committee of the Company's Board of Directors.

                                   John B. Ellis - Chairman
                                   John D. Baker II
                                   Donald C. Martin


Summary of Executive Compensation

     The Company's compensation program for executive management includes base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. The compensation of each executive officer is established by the Board of Directors acting upon the recommendation of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                         Summary Compensation Table

                                                       Long-Term Compensation
                                                                                    All Other
                                Annual Compensation            Awards    Payouts  Compensation

Name/                    Fiscal  Salary     Bonus   Other      Options   LTIP
Principal Position       Year       ($)       ($)     ($)          (#)    ($)       ($)(1)

David H. Hughes/Chairman 1995   210,000   105,000     -0-          -0-    -0-      256,303
of the Board, and Chief  1994   180,000    90,000     -0-          -0-    -0-      115,701
Executive Officer        1993   156,000    62,400     -0-          -0-    -0-       29,956


A. Stewart Hall, Jr./    1995   180,000    90,000     -0-          -0-    -0-      243,200
President and Chief      1994   150,000    75,000     -0-          -0-    -0-      111,472
Operating Officer        1993   135,000    54,000     -0-          -0-    -0-       35,701


Jasper L. Holland, Jr./  1995   120,000    72,000     -0-          -0-    -0-       64,940
Vice President           1994   106,423    52,923     -0-          -0-    -0-       30,079
                         1993    99,640    50,000     -0-          -0-    -0-       27,208


Clyde E. Hughes III/     1995   115,000    69,000     -0-          -0-    -0-        3,735
Vice President           1994       (2)       (2)     (2)          (2)    (2)          (2)
                         1993       (2)       (2)     (2)          (2)    (2)          (2)

Vincent S. Hughes/       1995   115,000    57,500     -0-          -0-    -0-       62,579
Vice President           1994   105,000    52,500     -0-          -0-    -0-       31,471
                         1993   100,000    40,000     -0-          -0-    -0-       30,151


(1)   Includes for the fiscal years indicated below:  (i) the cost of premiums paid by the
      Company for life insurance provided to the named  executive, (ii) amounts accrued in the Company's  financial  statements under  Supplemental  Executive Retirement  Plan
      ("SERP") agreements, (iii) contributions made to the accounts of the named executive
      in  the  Cash   or  Deferred  Profit  Sharing   Plan,  (iv)  Company   discretionary
      contributions to the Employee Stock Ownership Plan ("ESOP"), and (v) amounts accrued in the  Company's  financial  statements  under the  long-term  incentive  plans  as calculated with respect to that period.

                  Fiscal     Insurance                  Matching       ESOP
 Executive        Year       Premium        SERP        Contribution   Contribution     LTIP

 David H.         1995        $1,152       $ 94,422     $ 4,275          $ 2,168(3)   $ 154,286
 Hughes           1994           696         38,277       3,636            2,425         70,667
                  1993           696         26,920       2,340              -0-            -0-

 A. Stewart       1995         1,152        105,456       2,489            1,858(3)     132,245
 Hall, Jr.        1994         1,152         46,598       2,608            2,114         59,000
                  1993           696         32,755       2,250              -0-            -0-

 Jasper L.        1995         1,152         60,089       2,460            1,239(3)         -0-
 Holland, Jr.     1994         1,152         24,963       2,346            1,618            -0-
                  1993         1,152         24,336       1,720              -0-            -0-

 Clyde E.         1995           348            -0-       2,200            1,187(3)         -0-
 Hughes III       1994           (2)            (2)         (2)              (2)            (2)
                  1993           (2)            (2)         (2)              (2)            (2)

 Vincent S.       1995         1,152         57,859       2,381            1,187(3)         -0-
 Hughes           1994         1,152         26,627       2,175            1,517            -0-
                  1993         1,152         27,504       1,495              -0-            -0-


(2)   Mr. Hughes became an executive officer on June 1, 1994.

(3)   Contribution estimated  as named person's prorata plan interest, as last calculated by the plan trustee, applied to the
      Company's aggregate contribution of $500,000 for the fiscal year ended January 27, 1995.

Bonus Plans

     The Company has annual bonus plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual bonus plans in amounts determined by applying a percentage, fixed in accordance with the Company's profitability, to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board.

     The Company also has long-term incentive bonus plans for the Chief Executive Officer, the President, and the Chief Financial Officer. Each of these plans is a long-term performance based incentive bonus plan providing for the payment of an incentive bonus at the end of the performance period if the Company earnings criteria in the plan are met.

     The long-term incentive bonus plan for the fiscal year 1995 was adopted on May 28, 1991 and provided for bonus payments based upon cumulative growth in the Company's earnings per share during the four fiscal year period up to and including the fiscal year ended January 27, 1995. No amount was earned under this plan.

     The senior executives' long-term incentive bonus plan for fiscal year 1996 was adopted on August 24, 1993. The plan provides for payments based upon cumulative growth in the Company's earnings per share during the three year period commencing with the fiscal year ended January 28, 1994 and ending with the fiscal year to be ended January 26, 1996. Under the plan, each of the participants would receive a bonus of from 25% to 100% of base salary for the final year of the three year period if the Company achieves the required earnings per share for the period. Any bonus earned would be paid in cash and shares of the Company. Since fiscal 1994, the Company has accrued $350,000 in its financial statements for possible payouts in cash and shares under the plan.

     The senior executives' long-term incentive bonus plan for fiscal year 1997 was adopted on May 24, 1994. The plan provides for payments based upon cumulative growth in the Company's earnings per share during the three year period commencing with the fiscal year ended January 27, 1995 and ending with the fiscal year to be ended January 31, 1997. Under the plan, each of the participants would receive a bonus of from 25% to 100% of base salary for the final year of the three year period if the Company achieves the required earnings per share for the period. Any bonus earned would be paid in cash and shares of the Company. The stock award provision of the plan is subject to approval at the 1995 Annual Meeting of Shareholders as a part of the Senior Executives' Long-Term Bonus Plan. If such provision is not approved by the shareholders, any such bonus would be paid entirely in cash. In fiscal 1995, the Company has accrued $175,000 in its financial statements for possible payouts in cash and shares or solely in cash under the plan.

     The following table provides information concerning estimated future payouts to the Company's Chief Executive Officer and the only other participant among the Company's other four most highly compensated executive officers under the senior executives' long-term incentive bonus plans for fiscal years 1996 and 1997. If fully diluted earnings per share falls between the minimum earnings requirement for a bonus payment and the earnings requirement for the maximum permissible bonus payment, the amount of the bonus payment is prorated between the minimum ("threshold") bonus payment and the maximum permissible bonus payment.

           Long-Term Incentive Plans - Awards in Last Fiscal Year


                                                         Estimated Future Payouts under Non-Stock

                                                                     Price-Based Plans

                                                         ________________________________________

                                    Performance or
                      Number of      Other Period        Threshold        Target      Maximum
      Name             Shares      Until Maturation         ($)            ($)          ($)
                        (#)           or Payout             (3)                         (3)

 David H. Hughes        N/A          2 years(1)           64,800           (4)        259,200
                                     3 years(2)           69,984           (4)        279,936

 A. Stewart Hall, Jr.   N/A          2 years(1)           54,000           (4)        216,000
                                     3 years(2)           58,320           (4)        233,280
_________________________

(1)   Senior executives' long-term incentive bonus plan for the fiscal year 1996.
(2)   Senior executives' long-term incentive bonus plan for the fiscal year 1997.
(3)   Based on estimated base salary levels for final year of performance period.
(4)   If earnings per  share fall  between the required  threshold level  and the  maximum award level, the amount of the award is prorated accordingly.

     Amounts accrued in the subject year for payments under these plans are shown in the Summary Compensation Table under "All Other Compensation." To date there have been no payouts under either of the plans.

1988 Stock Option Plan

     The Company's 1988 Stock Option Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase up to 640,658 shares of the Company's common stock to key executive, management, and sales employees. Under the Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Company's common stock are at least 110% of such market value. Options may be granted from time to time through May, 1998. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Company's common stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The Plan permits the granting of both incentive stock options and nonincentive stock options and the granting of options with cash surrender rights comparable to stock appreciation rights ("SAR's"). No options have been granted under the Plan as nonincentive stock options or as options with SAR's. A total of 50,000 options were granted to executive officers of the Company during the last fiscal year.

     The  following   table  sets  forth  certain   information  concerning
options/SAR's granted during the last fiscal year:

                   Options/SAR Grants in Last Fiscal Year
                                                                              Potential Realizable
                                                                                Value at Assumed
                                                                             Annual Rates of Stock
                                                                               Price Appreciation
                                                                                For Option Term
                       Number of    % of Total
                       Securities  Options/SAR's
                       Underlying  Granted to     Exercise or
                     Options/SAR's Employees in   Base Price    Expiration
Name                    Granted     Fiscal Year   ($/Share)        Date        5% ($)     10% ($)
David H. Hughes            -0-           0 %
A. Stewart Hall, Jr.       -0-           0 %
Jasper L. Holland,Jr.      -0-           0 %
Clyde E. Hughes III     10,000       10.00 %        20.25       8/17/04 (1)    127,351    322,733
Vincent S. Hughes          -0-           0 %

(1)  Options become  exercisable  in  increments of  2,000  shares  on  8/17/94,  8/17/95,
     8/17/96, 8/17/97 and 8/17/98.

    The following table summarizes options and SAR's exercised during the fiscal year ended January 27, 1995 and presents the value of unexercised options and SAR's held by the named executives at fiscal year end.

           Aggregate Option/SAR Exercises in Last Fiscal Year and
                     Fiscal Year-End Option/SAR Values
                                                                         Value of
                                                    Number of           Unexercised
                                                   Unexercised          In-the-Money
                                                   Options at            Options at
                           Shares                January 27, 1995     January 27, 1995
                          Acquired      Value           (#)                  ($)
                        on Exercise   Realized   Exercisable (E)/     Exercisable (E)/
      Name                  (#)          ($)     Unexercisable (U)    Unexercisable (U)

David H. Hughes              -0-          -0-     37,470     (E)       213,570      (E)
                                                   7,500     (U)        42,188      (U)

A. Stewart Hall, Jr.         -0-          -0-     36,070     (E)       205,170      (E)
                                                   7,500     (U)        42,188      (U)

Jasper L. Holland, Jr.     3,460       61,848     18,610     (E)       105,660      (E)
                                                   4,000     (U)        22,500      (U)

Clyde E. Hughes III          -0-          -0-      2,000     (E)        11,250      (E)
                                                   2,000     (U)        11,250      (U)

Vincent S. Hughes            -0-          -0-     22,175     (E)       127,050      (E)
                                                   4,000     (U)        22,500      (U)

Employee Stock Ownership Plan

     The Company has a noncontributory, trusteed Employee Stock Ownership Plan ("ESOP") covering employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. SunTrust Banks is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes.
Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) are distributed to participants upon termination of employment. Vested percentages are based upon periods of service, as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. A contribution of $500,000 was made by the Company to the ESOP for the fiscal year ended January 27, 1995.

Supplemental Executive Retirement Plan

The Company has Supplemental Executive Retirement Plan Agreements entered into on September 30, 1986 with certain of its executive officers providing for the payment by the Company to each such executive officer in the event of such executive officer's employment with the Company until retirement, or until the date of disability preceding disability retirement, of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. Supplemental retirement compensation will be based upon such executive officer's salary (not including bonuses or other compensation), for the final year of employment prior to retirement, or final year of employment prior to the disability preceding disability retirement ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55 shall be reduced proportionately to from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at 55. Death benefits are payable under each of the Agreements in the event of death while employed by the Company prior to retirement or during continued disability which commenced while in the employ of the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary.

     Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits; however, for accounting purposes, amounts are accrued in the Company's financial statements for the Company's liability under the Agreements.

Cash or Deferred Profit Sharing Plan

The Company has a contributory, trusteed Cash or Deferred Profit Sharing Plan for the benefit of substantially all employees of the Company and its subsidiaries. Sun Bank, National Association is trustee of the Plan. The Plan is administered by an administrative committee appointed by the Company's Board of Directors. Eligible employees may contribute to the Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $7,000 per year as adjusted for inflation ($9,240 for 1995). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount or a percentage of profits, may be made to the Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. For the fiscal year ended January 27, 1995, all contributions by the Company to the Plan were made to match contributions by employees and no discretionary contribution was made by the Company to the Plan for the period.

Other Benefits

     The Company provides $250,000 life insurance policies for members of its executive management, and $100,000 life insurance policies for other key employees.

Shareholder Return

     The following graph compares during the five year period ended January 27, 1995, the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the S&P Mid Cap Index, the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company. The S&P SmallCap 600 has been selected to replace the S&P Mid Cap Index primarily because the S&P SmallCap 600 contains a greater number of companies with more comparable market capitalization.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
             AMONG HUGHES SUPPLY, INC., THE S&P MIDCAP 400 INDEX,
                 THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

                       Total Return - Data Summary

                                          Cumulative Total Return
                               1/90     1/91    1/92    1/93    1/94    1/95
Hughes Supply, Inc.             100       77      75      89     157     115
PEER GROUP                      100       68      76     119     149     144
S & P MIDCAP 400                100      112     158     176     203     193
S & P SMALLCAP 600              100       90     134     155     184     168

                                                    Industry Peer Group:
* $100 INVESTED ON 01/31/90 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.              Davis Water & Waste Ind.
  FISCAL YEAR ENDING JANUARY 31.                    Noland Company
                                                    Watsco, Inc.
                                                    Willcox & Gibbs, Inc.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Donald C. Martin, a nonemployee director member of the Compensation Committee, provides consulting services to the Company under a Consulting Agreement and leases property under a Lease Agreement with the Company. Information with respect to the Consulting Agreement and the Lease Agreement is set forth under "Certain Transactions with Management" in this Proxy Statement.

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this proxy statement, David H. Hughes, the Chief Executive Officer of the Company, consulted with the Committee with respect to the compensation of the executive management group and submitted to the Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Committee and provided his recommendation at the Committee's request.


Certain Transactions with Management

     A number of the buildings and properties occupied by the Company and certain of its subsidiaries are leased from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. Under leases in effect during the fiscal year ended January 27, 1995, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,373,838 and paid real estate taxes and building insurance on the leased properties in the aggregate amounts of approximately $252,456 and approximately $27,631, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     The table below sets forth the location, use, size, expiration date and annual rental for properties leased by the Company and its subsidiaries from Hughes, Inc. under leases in effect during the fiscal year ended January 27, 1995 or approved by the Board of Directors during the fiscal year ended January 27, 1995, to take effect thereafter. All properties listed in the table are located in Florida unless otherwise indicated. Under the leases, the Company pays for repairs other than structural repairs, real estate taxes and insurance on the leased properties.

                          LEASES WITH HUGHES, INC.

                             Approximate Area (sq. ft.)   Lease Terms
                                              Outside
Facility         Use of                       Parking     Expiration    Annual
Location         Premises      Building       & Storage      Date       Rent $

Clearwater        Sales          21,000       59,500       3/31/98      47,250
                  Outlet

Daytona Beach     Sales          23,000       68,000       3/31/98      80,500
                  Outlet

Fort Pierce       Sales          30,000       60,000       3/31/98      67,500
                  Outlet

Gainesville       Electric       29,507    1.9 acres       3/31/02      95,880(1)
                  & Tool Sales
                  Outlet

Lakeland          Sales          34,000       43,700       3/31/98      85,250(2)
                  Outlet


Leesburg          Sales          20,000       37,000       3/31/98      32,400
                  Outlet

Orlando           Electric      108,000       87,000       3/31/98     270,000
                  Sales
                  Outlet

Orlando           Plumbing       64,000      105,000       3/31/98     160,000
                  Sales
                  Outlet

Orlando           Vehicle        14,000      100,000           (3)      42,000(3)
                  Maintenance
                  Garage and
                  Truck Terminal

Orlando           Utility        30,000       90,000       3/31/98      73,500
                  Warehouse

St. Petersburg    Sales          43,000       41,000       3/31/98      96,750
                  Outlet

Sarasota          Sales          37,500       38,000           (4)     132,900(4)
                  Outlet

Tallahassee       Sales          37,750    2.4 acres       3/31/02      81,180(1)
                  Outlet

Valdosta,         Sales          12,693    1.4 acres       3/31/02      31,728(1)
Georgia           Outlet

Venice            Sales          15,000       54,500       3/31/98      45,000
                  Outlet

Winter Haven      Sales          24,000       46,000       3/31/98      32,000
                  Outlet
______________________
(1)  Annual rent  under lease executed  March 11,  1992.  Indicated  annual rental rate is applicable April 1, 1992, through March 31, 1997; April
     1, 1997, and each April 1 thereafter during the term  of the lease the annual rental  rate shall  be increased by  a percentage equal  to the percentage  increase in  the  Consumer Price  Index compared  with the previous  year, subject  to  a maximum  rental rate  increase  of five percent for any such year.

(2) Includes properties under 2 separate leases with annual rentals as follows: 27,000 square foot facility - $60,750; and 7,000 square foot facility - $24,500.

(3) Previous term lease with expiration date of November 30, 1991, by mutual consent of the parties extended from month to month at the same rental rate and on substantially the same other terms applicable during the term.

(4)  Includes properties  under 2 separate  leases: 10 year  lease executed
     June 1, 1987 for 17,500 square foot plumbing and electrical sales facility at annual rental of $62,900; and 10 year lease executed March
     31, 1988 for 20,000 square foot sewer and water and construction materials facility at annual rental of $70,000.

     During the fiscal year ended January 27, 1995, the Company and its subsidiaries also made rental payments to Hughes, Inc. of approximately $190,846 for the use of an aircraft belonging to Hughes, Inc.

     Donald C. Martin, a member of the Board of Directors of the Company, under the terms of the Acquisition Agreement dated June 30, 1993, pursuant to which the Company acquired Electrical Distributors, Inc. ("EDI"), entered into a Consulting Agreement with the Company and a Lease Agreement with respect to the facilities occupied by EDI.

     Under the Consulting Agreement, Mr. Martin provides and will provide consulting services to the Company as required for the five year period beginning on July 1, 1993 for annual compensation of $50,000. Under a supplement to the Consulting Agreement Mr. Martin receives additional consulting compensation in the amount of approximately $1,901 per month. The Company paid consulting fees to Mr. Martin under the Consulting Agreement and the supplement of $67,112 during the last fiscal year.

     Two buildings located in Atlanta, Georgia are leased by the Company from Mr. Martin. Under leases in effect during the fiscal year ended January 27, 1995, the Company made rental payments to Mr. Martin aggregating $152,035 and paid real estate taxes and building insurance on the leased properties in the aggregate amounts of approximately $11,039 and approximately $3,585, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     One of the buildings leased from Mr. Martin is utilized by the Company as a sales outlet. Under the terms of the Lease Agreement, the Company leases an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The Lease Agreement is for a term of five years at a rental rate of $106,535 per year until July 1, 1995 and $122,925 per year thereafter through June 30, 1998. The Company pays for repairs other than structural repairs, real estate taxes and insurance on the leased property.

     The other building leased from Mr. Martin and is utilized by the Company as a sales outlet. Under the terms of the Lease Agreement, the Company leases an approximately 22,400 square foot building with approximately 30,000 square feet of outside storage space. Annual rental under the two year lease executed July 1, 1994 is $78,000 from July 1, 1994 through June 30, 1996.

     Mr. Robert N. Blackford, Secretary and a director of the Company, is a member of the law firm of Maguire, Voorhis & Wells, P.A., which serves as general counsel to the Company.

     The Company believes that the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 27, 1995, its directors, officers and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                   APPROVAL OF STOCK AWARD PROVISIONS OF
             SENIOR EXECUTIVES' LONG-TERM INCENTIVE BONUS PLAN


     Shareholders at the 1995 Annual Meeting of Shareholders will also be asked to consider and act on approval of the stock award provisions of the Hughes Supply, Inc. Senior Executives' Long-Term Incentive Bonus Plan (the "Long-Term Plan"). The Long-Term Plan was adopted by the Board of Directors on March 15, 1995 as an on-going long-term performance based incentive bonus plan which would permit the Board to provide incentive compensation to reward key senior executives for achieving specified Company performance goals adopted by the Board.

     Under the Long-Term Plan the Board, in its sole discretion, may establish separate performance plans for separate performance periods, establish performance goals for such performance periods, designate the participants to participate in such performance plans, and establish the performance plan bonus payments to be made to such participants if the required performance goals are achieved.

     The Board may establish a performance plan under the Long-Term Plan for any performance period consisting of one or more fiscal years of the Company. Any such performance plan shall be designated by reference to the final Company fiscal year included in the applicable performance period so that, for example, the performance plan for the performance period including the Company's three fiscal years up to and including the 1997 fiscal year is designated under the Long-Term Plan as the "1997 Performance Plan."

     With respect to any performance plan, the Board shall determine Company performance goals which must be met during the performance period to entitle a participant in that performance plan to the payment of a performance plan bonus payment. Such performance goals may be defined with respect to earnings criteria, return on investment, or any other measure of Company performance deemed by the Board to be relevant to the Board's long-term goals for the overall operation of the Company.

     The Board shall designate the participants under each performance plan from among the Company's senior executive management employees which the it considers most instrumental in achieving the required performance goals.

     In establishing a performance plan, the Board also shall establish the amount of, or method for determining the amount of, and form of payment of, any bonus payment which would become payable to each participant under that performance plan if the required performance goals are met.

     Under the Long-Term Plan, as approved by the Board, the Board may specify that all or any portion of a performance plan bonus payment may be in shares of common stock of the Company. The provision of the Long-Term Plan which permits such payment in shares of common stock (the "Stock Award Provision") is subject to the approval of the shareholders at the 1995 Annual Meeting. In the event that the shareholders do not approve the Stock Award Provision, the Long-Term Plan will be deemed to be amended to permit the payment of a performance plan bonus payment only in cash.

     Subject to the requirement of shareholder approval of the Stock Award Provision, the maximum aggregate number of shares of common stock which may be paid to participants as performance plan bonus payments under performance plans adopted under the Long-Term Plan shall be 100,000 shares. For any payment of a performance plan bonus payment in shares of common stock, such common stock shall be valued at fair market value determined as the closing price of the common stock on the New York Stock Exchange on the last trading day of the performance period for the subject performance plan.

     Under federal income tax laws, the payment of any amount as a performance plan bonus payment will result in ordinary employment earned income taxable to the participant and, subject to the excessive employee remuneration provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, will be deductible by the Company. Prior to any such payment, the designation of a participant under a performance plan will not be taxable to the participant nor deductible to the Company. During the performance period of any performance plan, the then contingent cost, if any, to the Company, determined from the application of the performance criteria of the performance plan to the Company's performance to date, is accrued as a liability of the Company.

     The term of the Long-Term Plan shall be deemed to have commenced with its adoption by the Board on March 15, 1995 and shall end on the final day of the Company's 2003 fiscal year unless terminated earlier by action of the Board. No performance plan may be adopted under the Long-Term Plan which shall extend beyond the stated term of the Long-Term Plan. The Board may terminate the Long-Term Plan at any time provided that any performance plan adopted prior to such termination shall continue in effect until the end of the applicable performance period and the payment of any performance plan bonus payment required thereunder.

     It is anticipated, although not required, that future performance plans adopted by the Board under the Long-Term Plan will be comparable to the existing 1997 and 1998 Performance Plans referred to below. These existing plans have been incorporated into the Long-Term Plan and, therefore, the approval by the shareholders of the Stock Award Provision of the Long-Term Plan will also constitute shareholders' approval of the stock award provisions of these existing plans. A similar single fiscal year plan designated as the "Senior Executives Long-Term Incentive Bonus Plan for Fiscal Year 1996" was approved by the shareholders at the 1994 Annual Meeting.

     On May 24, 1994 and March 15, 1995, respectively, the Board, acting upon the recommendation of the Compensation Committee, established the senior executives' long-term incentive bonus plan for the fiscal year 1997 with a three fiscal year performance period ending on the last day of the fiscal year to be ended January 24, 1997 (the "1997 Performance Plan") and the senior executives' long-term incentive bonus plan for the fiscal year 1998 with a three fiscal year performance period ending on the last day of the fiscal year to be ended January 30, 1998 (the "1998 Performance Plan") (collectively, the "existing plans"). Each of the existing plans has been incorporated into the Long-Term Plan.

     Each of the existing plans has been established with performance goals which require continuing growth in the Company's earnings per share during the applicable performance period. The Board has designated the Chief Executive Officer, the President, and the Chief Financial Officer as participants under each of the existing plans.

     Under each of the existing plans the plan participants would receive a performance plan bonus payment, depending upon the Company's earnings for the applicable performance period, of from 25% to 100% of base salary for the final year of such performance period. Such performance plan bonus payment, if any, would be paid 50% in cash and 50% in common stock following the end of the final year of the performance period. Management estimates that the maximum aggregate amount of any performance plan bonus payments would be approximately $525,000 under the 1997 Performance Plan and approximately $550,000 under the 1998 Performance Plan. The number of shares of common stock to be included in each such possible aggregate performance plan bonus payment would be the number of shares, at the fair market value on the final trading day of the performance period of such performance plan, represented by 50% of the maximum estimated aggregate amount of such performance plan bonus payment.

     The benefits or amounts that will be received by or allocated under the Long-Term Plan, including benefits that will be received by or allocated under the existing plans incorporated therein, are set forth in the following table:



                             New Plan Benefits
             Senior Executives' Long-Term Incentive Bonus Plan

                         Performance     Dollar
 Name and Position           Plan        Value            Number of
                             Year        ($)(1)             Shares

 David H. Hughes             1997       $220,500            --(2)
 Chief Executive Officer     1998        231,500            --(2)

 A. Stewart Hall, Jr.        1997        189,000            --(2)
 President                   1998        198,500            --(2)

 All Current Executive       1997        525,000            --(2)
 Officers                    1998        550,000            --(2)

 All Current Directors       1997         -0-               -0-
 who are not Executive       1998         -0-               -0-
 Officers

 All Employees who are       1997         -0-               -0-
 not executive officers      1998         -0-               -0-

(1) Benefits, if earned, will be determined over the three year period ending January of the Performance Plan Year based upon minimum required earnings per share for the period and estimated base salary level for fiscal year of performance period. See "Executive Compensation and Other Information - Bonus Plans" in this Proxy Statement. Figures shown in table above are estimated amounts for the three year period covered by the performance plan.

(2) If the plan is approved by the shareholders 50% of any award under the plan will be paid in shares of common stock of the Company at the current market value as of the end of the performance period. If the plan is not approved by the shareholders any award under the plan will be paid solely in cash.

     The shares,  if any,  to be issued  under the  Long-Term Plan will  be registered under the Securities Act of 1933 if such registration is determined, in the opinion of management, to be required or advisable. The Company also intends to seek listing of any such shares on the New York Stock Exchange. Shareholder approval of the Stock Award Provision of the Long-Term Plan is a requirement for listing of such shares on the New York Stock Exchange. In the event the shareholders do not approve the Stock Award Provision any bonus earned will be paid 100% in cash and no shares will be issued under the plan. Management of the Company believes that the Stock Award Provision makes the Long-Term Plan a more effective incentive for improved performance by increasing the participant's proprietary interest in the Company and its long term prospects.

Vote Required for Approval of the Stock Award Provisions of the Senior Executives Long-Term Incentive Bonus Plan.

     Approval of the stock award provisions of the Senior Executives Long-Term Incentive Bonus Plan will require the affirmative vote of the holders of at least a majority of the shares represented and entitled to vote at the 1995 Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the stock award provisions of the senior executives long-term incentive bonus plan, and all proxies will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.


                               OTHER BUSINESS

     Management knows of no business which will be presented for action at the meeting other than as set forth in this Proxy Statement, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on such matters in accordance with their best judgment.


Shareholder Proposals

     Proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company, for possible inclusion in the Company's Proxy Statement and form of proxy relating to that meeting, not later than January 5, 1996. Shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.

Independent Accountants

     The firm of Price Waterhouse served as the Company's independent auditors for the year ended January 27, 1995. Representatives of Price Waterhouse are expected to be present at the annual meeting of shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     On May 24, 1994, the Board of Directors appointed Price Waterhouse as auditors for the three fiscal year period commencing with the Company's fiscal year ending January 27, 1995 succeeding the previous auditors, Coopers & Lybrand, whose term of engagement expired at the conclusion of the fiscal year ended January 28, 1994. Price Waterhouse was selected by the Board upon the recommendation of the Audit Committee following consideration of proposals submitted at the Committee's request by a number of independent accounting firms including, among others, Coopers & Lybrand and Price Waterhouse. The reports of Coopers & Lybrand on the financial statements of the Company for the fiscal years ended January 29, 1993 and January 28, 1994 did not contain any adverse opinion, disclaimer of opinion, qualification or modification, as to uncertainty, audit scope, or accounting principle and there was no disagreement between the Company and such auditors on any matter of accounting principles or practices which, if not resolved to their satisfaction would have caused such auditors to make a reference thereto in their report on the financial statements for either of such years.



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1995 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.


                        By Order of the Board of Directors,

                        /s/ Robert N. Blackford
                        Robert N. Blackford, Secretary
Orlando, Florida
April 17, 1995



                                 APPENDICES
                                 ----------

                          APPENDIX A - PROXY CARD

                            HUGHES SUPPLY, INC.
                              Orlando, Florida

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY-ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 1995

The undersigned shareholder of HUGHES SUPPLY, INC. (the "Company"), revoking previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 17, 1995. and hereby appoints DAVID H. HUGHES, ROBERT N. BLACKFORD and VINCENT S. HUGHES, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, to attend the Annual Meeting of Shareholders of the Company to be held at Sun Bank Center, Park Building, Sun Room, Third Floor, 200 South Orange Avenue, Orlando, Florida, on Tuesday, May 23, 1995, at 10:00 a.m., local time and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present. The undersigned authorizes and instructs said proxies to vote all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present as follows:


                       (To be Signed on Reverse Side)

      Please mark your
[X]   votes as in this
      example.

                   VOTE FOR all
                   nominees listed at right,
                   except vote withheld        VOTE
                   from the following          WITHHELD
                   nominee (if any).           all nominees  Nominees:

1.  ELECTION                                                 John D. Baker II
    OF DIRECTORS         [ ]                      [ ]        Clifford M. Hames
    Class II (Term                                           Herman B. McManaway
    of Office will
    expire May, 1998)
To withhold authority to vote for any individual nominee, write that number from the list at right on the line below.

________________________________________________

                                               VOTE       VOTE
                                               FOR        AGAINST    ABSTAIN
                                               APPROVAL   APPROVAL   from voting

2.    Approval of Stock Award Provisions of
      Senior Executives' Long-Term Incentive     [ ]        [ ]         [ ]
      Bonus Plan.

3. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.


      No. of Shares _______

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of each of the nominees as directors and for approval of Item 2 above. The Board of Directors favors a vote FOR such election and FOR approval of each of such item.

PLEASE RETURN IN STAMPED ENVELOPE ENCLOSED.


SIGNATURE__________________ DATE_______   __________________________ DATE_______
                                          Signature, If Held Jointly

IMPORTANT:  Please date this proxy and sign exactly as name(s) appear hereon.
            If stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full titles.



      APPENDIX B - SENIOR EXECUTIVES' LONG-TERM INCENTIVE BONUS PLAN

                            HUGHES SUPPLY, INC.
             SENIOR EXECUTIVES' LONG-TERM INCENTIVE BONUS PLAN
                     Adopted by the Board of Directors
                               March 15, 1995


Purpose. The Hughes Supply, Inc. Senior Executives' Long-Term Incentive Bonus Plan (the "Long-Term Plan") was adopted by the Board of Directors on March 15, 1995 as an on-going performance based incentive bonus plan to permit the Board to provide for incentive compensation to reward key senior executives for achieving specified Company performance goals adopted by the Board.
Operation of the Plan. Under the Long-Term Plan the Board, in its sole discretion, may establish separate performance plans for separate performance periods, establish performance goals for such performance periods, designate the participants to participate in such performance plans, and establish the performance plan bonus payments to be made to such participants if the required performance goals are achieved.

Performance Periods. The Board may establish a performance plan under the Long-Term Plan for any performance period consisting of one or more fiscal years of the Company. Any such performance plan shall be designated by reference to the final Company fiscal year included in the applicable performance period so that, for example, the performance plan for the performance period including the Company's three fiscal years up to and including the 1997 fiscal year is designated under the Long-Term Plan as the "1997 Performance Plan."

Performance Goals. With respect to any performance plan adopted under the Long-Term Plan, the Board shall determine Company performance goals which must be met during the performance period of that performance plan to entitle a participant in that performance plan to the payment of a performance plan bonus payment. Such performance goals may be defined with respect to earnings criteria, return on investment, or any other measure of Company performance deemed by the Board to be relevant to the Board's long-term goals for the overall operation of the Company.

Plan Participants. The Board shall designate the participants under each performance plan from among the Company's senior executive management employees which the it considers most instrumental in achieving the required performance goals.

Bonus Payments. In establishing a performance plan the Board shall also establish the amount of, or method for determining the amount of, and form of payment of, any performance plan bonus payment which would become payable to each participant under that performance plan if the required performance goals are met.

Form of Bonus Payments. Under the Long-Term Plan, as approved by the Board, the Board may specify that all or any portion of a performance plan bonus payment may be in shares of common stock of the Company. The provision of the Long-Term Plan that permits such payment in shares of common stock (the "Stock Award Provision") is subject to the approval of the shareholders at the 1995 Annual Meeting. In the event that the shareholders do not approve the Stock Award Provision, the Long-Term Plan will be deemed to be amended to permit the payment of a performance plan bonus payment only in cash.

Bonus Payment Shares; Value. Subject to the requirement of shareholder approval of the Stock Award Provision, the maximum aggregate number of shares of common stock which may be paid to participants as performance plan bonus payments under performance plans adopted under the Long-Term Plan shall be 100,000 shares. For any payment of a performance plan bonus payment in shares of common stock, such common stock shall be valued at fair market value determined as the closing price of the common stock on the New York Stock Exchange on the last trading day of the performance period for the subject performance plan.

Anticipated Tax Treatment. Under federal income tax laws the payment of any amount as a performance plan bonus payment will result in ordinary employment earned income taxable to the recipient and deductible by the Company. Prior to any such payment, the designation of a participant under a performance plan will not be taxable to the recipient nor deductible to the Company. During the performance period of any performance plan the then contingent cost, if any, to the Company, determined from the application of the performance criteria of the performance plan to the Company's performance to date, is accrued as a liability of the Company.

Term of Plan. The term of the Long-Term Plan shall be deemed to have commenced with its adoption by the Board on March 15, 1995 and shall end on the final day of the Company's 2003 fiscal year unless terminated earlier by action of the Board. No performance plan may be adopted under the Long-Term Plan which shall extend beyond the stated term of the Long-Term Plan. The Board may terminate the Long-Term Plan at any time provided that any performance plan adopted prior to such termination shall continue in effect until the end of the applicable performance period and the payment of any performance plan bonus payment required thereunder.


Comparable Prior Plans; Incorporation. The Long-Term has been adopted by the Board based, in large measure, upon its favorable experience with similar ad hoc plans adopted in prior years. Because it is anticipated by the Board, although not required, that additional performance plans adopted under the Long-Term Plan will be comparable to these prior plans, the Board hereby expressly incorporates herein the existing 1997 and 1998 Performance Plans referred to below. By incorporating these existing plans into the Long-Term Plan the Board it is the intention of the Board that approval by the shareholders of the Stock Award Provision of the Long-Term Plan will also constitute shareholders' approval of the stock award provisions of these existing plans and that the aggregate limitation of 100,000 shares of common stock for bonus payments under the Long-Term Plan shall include bonus payments of shares under these existing plans.

1997 and 1988 Performance Plans On May 24, 1994 and March 15, 1995, respectively, the Board established senior executives' long-term incentive bonus plans for the three fiscal year performance period ending on the last day of the fiscal year to be ended January 24, 1997 (the "1997 Performance Plan") and for the three fiscal year performance period ending on the last day of the fiscal year to be ended January 30, 1998 (the "1998 Performance Plan") (collectively, the "existing plans"). Each of these existing plans is incorporated into the Long-Term Plan.

     Each of the existing plans has been established with performance goals which require continuing growth in the Company's earnings per share during the applicable performance period. The Board has designated the Chief Executive Officer, the President, and the Chief Financial Officer as participants under each of the existing plans.

     Under each of the existing plans the plan participants would receive a performance plan bonus payment, depending upon the Company's earnings for the applicable performance period, of from 25% to 100% of base salary for the final year of such performance period. Such performance plan bonus payment, if any, would be paid 50% in cash and 50% in common stock following the end of the final year of the performance period. The number of shares of common stock applicable to such possible aggregate performance plan bonus payments would be the number of shares, at the then current fair market value, represented by 50% of the maximum estimated aggregate amount of such performance plan bonus payments.

Registration of Plan Bonus Shares. Subject to approval by the shareholders of the Stock Award Provisions of the Long-Term Plan, the shares for issuance as bonus shares under the Long-Term Plan will be registered under the Securities Act of 1933 if such registration is determined, in the opinion of management of the Company and its legal counsel, to be required or advisable. It is also the intention of the Company to register the shares on the New York Stock Exchange.

Cash Plan in the Absence of Shareholder Approval. In the event the shareholders do not approve the Stock Award Provision of the Long-Term Plan, the Plan will be deemed to be amended to require that any bonus payment under the existing performance plans or any future performance plans adopted under the Long-Term Plan will be paid entirely in cash.